UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2019

WildHorse Resource Development Corporation
(Exact name of Registrant as specified in its Charter)
Delaware	001-37964	81-3470246
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Introductory Note
On February 1, 2019, Coleburn Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Chesapeake Energy Corporation (“Chesapeake”), completed its previously announced merger with WildHorse Resource Development Corporation, a Delaware corporation (“WildHorse”), pursuant to the Agreement and Plan of Merger, dated as of October 29, 2018, as amended (the “Merger Agreement”), among Chesapeake, Merger Sub and WildHorse. Pursuant to the Merger Agreement, Merger Sub merged with and into WildHorse (the “First Merger”), with WildHorse continuing as the surviving corporation. Immediately following the effective time of the First Merger, WildHorse merged with and into Brazos Valley Longhorn, L.L.C., a wholly owned limited liability company subsidiary of Chesapeake (“BVL”) (the “Second Merger” and, together with the First Merger, the “Merger”), with BVL continuing as a wholly owned subsidiary of Chesapeake (the “Surviving Company”). The events described in this Current Report on Form 8-K took place in connection with the completion of the Merger.

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2019, the Surviving Company, as successor by merger to WildHorse, entered into a sixth amendment (the “WRD Facility Amendment”) to its Credit Agreement, dated as of December 19, 2016 (as amended from time to time, the “WRD Credit Agreement”), by and among (i) WildHorse, as borrower; (ii) Wells Fargo Bank, National Association, as administrative agent; and (iii) certain other lenders named therein, governing the WRD Credit Facility (as defined below). Among other things, the WRD Facility Amendment (i) amended the merger covenant and the definition of change of control to permit the Merger, and (ii) permits borrowings under the WRD Credit Agreement to be used to redeem or repurchase the WildHorse Senior Notes (as defined below) so long as certain conditions are met.

The above description of the material terms and conditions of the WRD Facility Amendment is a summary only, does not purport to be complete, and is qualified by reference to the full text of the WRD Facility Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On February 1, 2019, the Surviving Company, as successor by merger to WildHorse, and Brazos Valley Longhorn Finance Corp., a Delaware corporation (“BVL Finance Corp.”) and wholly owned subsidiary of the Surviving Company, entered into a fourth supplemental indenture (the “WRD Supplemental Indenture”) to its Indenture, dated as of February 1, 2017 (as supplemented from time to time, the “WRD Indenture”), by and among (i) WildHorse, as issuer, (ii) the guarantors party thereto and (iii) U.S. Bank National Association, as trustee, governing the $700 million aggregate principal amount of 6.875% Senior Notes due 2025 issued by WildHorse (the “WildHorse Senior Notes”). Pursuant to the WRD Supplemental Indenture, (i) the Surviving Company assumed the rights and obligations of WildHorse as issuer under the Indenture and (ii) BVL Finance Corp. was named as a co-issuer of the WildHorse Senior Notes under the Indenture.

The above description of the material terms and conditions of the WRD Supplemental Indenture is a summary only, does not purport to be complete, and is qualified by reference to the full text of the WRD Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

The information provided under Item 2.03 in this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.
As discussed in the Introductory Note above, on February 1, 2019, Chesapeake completed its previously announced Merger with WildHorse. At the effective time of the Merger, each eligible share of WildHorse common stock, par value $0.01 per share (“WildHorse Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, was converted into the right to receive, at the election of the holder thereof, either: (a) (1) that number of fully paid and nonassessable shares of Chesapeake’s common stock, par value $0.01 per share (“Chesapeake Common Stock”), equal to 5.336 and (2) $3.00 in cash (the “Mixed Consideration”); or (b) that number of fully paid and nonassessable shares of Chesapeake Common Stock equal to 5.989 (the “Share Consideration” and, together with the Mixed Consideration, the “Merger Consideration”) and, in each case, cash in lieu of any fractional shares that otherwise would have been issued.

The issuance of Chesapeake Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Chesapeake’s registration statement on Form S-4 (File No. 333-228679), declared effective by the Securities and Exchange Commission (the “SEC”) on December 21, 2018. The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the registration statement contains additional information about the Merger.
The foregoing description of the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was included as Annex A to the Joint Proxy Statement/Prospectus, and is incorporated by reference in this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As a result of the completion of the Merger, as of the effective time of the Second Merger, the Surviving Company assumed the WildHorse Senior Notes and BVL Finance Corp. became a co-issuer of the WildHorse Senior Notes.

The WildHorse Senior Notes are the senior unsecured obligations of the Surviving Company, BVL Finance Corp. and the other subsidiaries of the Surviving Company that are guarantors of the WildHorse Senior Notes (collectively, with the Surviving Company and BVL Finance Corp., the “WRD Obligors”). The WildHorse Senior Notes will not be obligations of Chesapeake or any of its subsidiaries other than the Surviving Company and the other WRD Obligors. The WildHorse Senior Notes will rank equally in right of payment with all other senior unsecured indebtedness of the Surviving Company and the other WRD Obligors, and will be effectively subordinated to the Surviving Company’s and the other WRD Obligors’ senior secured indebtedness, including their obligations under the WRD Credit Agreement, to the extent of the value of the collateral securing such indebtedness.

The WRD Indenture contains customary reporting covenants (including furnishing quarterly and annual reports to the holders of the WildHorse Senior Notes) and restrictive covenants that, among other things, restrict the ability of the Surviving Company and its subsidiaries to: (i) pay dividends on, purchase or redeem the Surviving Company’s equity interests or purchase or redeem subordinated debt; (ii) make certain investments; (iii) incur or guarantee additional indebtedness or issue certain types of equity securities; (iv) create or incur certain secured debt; (v) sell assets; (vi) consolidate, merge or transfer all or substantially all of the Surviving Company’s assets; (vii) enter into agreements that restrict distributions or other payments from the Surviving Company’s restricted subsidiaries to the Surviving Company; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important qualifications and limitations. In addition, most of the covenants will be terminated before the WildHorse Senior Notes mature if at any time no default or event of default exists under the WRD Indenture and the WildHorse Senior Notes receive an investment grade rating from both of two specified ratings agencies. The WRD Indenture also contains customary events of default.

The above description of the material terms and conditions of the WRD Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the WRD Indenture, a copy of which was attached as Exhibit 4.1 to WildHorse’s Current Report on Form 8-K filed with the SEC on February 1, 2017 and is incorporated herein by reference.

If the WildHorse Senior Notes are downgraded within 90 days after the consummation of the Mergers (which constitutes a “Change of Control” under the WRD Indenture), the WRD Indenture requires the Surviving Company (or a third party, in certain circumstances) to make an offer to repurchase the WildHorse Senior Notes at 101% of their principal amount, plus accrued and unpaid interest, within 30 days of such downgrade. If any holder of WildHorse Senior Notes accepts such offer, the Surviving Company may (subject to the terms and conditions thereof) fund the purchase price with loans under the WRD Credit Agreement or Chesapeake may elect to draw under its credit agreement, use cash on hand, issue debt securities or use other sources of liquidity to fund such repurchase. If the Surviving Company and Chesapeake are not required to make such offer or not all holders of WildHorse Senior Notes accept such an offer, Chesapeake may seek to amend, engage in liability management transactions with respect to, or redeem or refinance, the WildHorse Senior Notes prior to, in connection with or at any time after the merger.

Also, as of the effective time of the Second Merger, the Surviving Company became the borrower under the WRD Credit Agreement. The revolving credit facility (“WRD Credit Facility”) under the WRD Credit Agreement has a maximum credit amount of $2.0 billion, with current aggregate elected commitments of $1.3 billion and a current borrowing base of $1.3 billion. The WRD Credit Facility matures on December 19, 2021. The borrowing base under the WRD Credit Agreement is subject to redetermination, on at least a semi-annual basis, primarily on estimated proved reserves. The next scheduled redetermination is April 1, 2019. The WRD Credit Facility is guaranteed by BVL Finance Corp. and the other WRD Obligors and is required to be secured by substantially all of the assets of the Surviving Company and the other WRD Obligors, including mortgages on not less than 85% of the proved reserves of their oil and gas properties.

The obligations under WRD Credit Facility are the senior secured obligations of the Surviving Company and the other WRD Obligors. The obligations under the WRD Credit Facility will not be obligations of Chesapeake or any of its subsidiaries other than the Surviving Company and the other WRD Obligors. The WildHorse Senior Notes will rank equally in right of payment with all other senior secured indebtedness of the Surviving Company and the other WRD Obligors, and will be effectively senior to the Surviving Company’s and the other WRD Obligors’ senior unsecured indebtedness, including their obligations under the WildHorse Senior Notes, to the extent of the value of the collateral securing the WRD Credit Facility.

Revolving loans under the WRD Credit Facility bear interest at the alternate base rate, Eurodollar rate or LIBOR market index rate at the Surviving Company’s election, plus an applicable margin (ranging from 0.50%-1.50% per annum for alternate base rate loans, 1.50%-2.50% per annum for Eurodollar loans and 1.50%-2.50% per annum for LIBOR market index rate loans), depending on the Surviving Company’s total commitment usage. The unused portion of the total commitments are subject to a commitment fee that varies from 0.375% to 0.500%, depending on the Surviving Company’s total commitment usage. The terms of the WRD Credit Facility include covenants limiting, among other things, the ability of the Surviving Company and its Restricted Subsidiaries (as defined in the WRD Credit Agreement) to incur additional indebtedness, make investments or loans, incur liens, consummate mergers or similar fundamental changes, make restricted payments and enter into transactions with affiliates. The WRD Credit Agreement also contains financial covenants that require the Surviving Company to maintain (i)(x) if there are no loans outstanding thereunder, a ratio of net debt to EBITDAX (as defined in the WRD Credit Agreement) of not more than 4.00 to 1.00 as of the last day of each fiscal quarter or (y) if there are such loans outstanding, a ratio of total funded debt to EBITDAX of not more than 4.00 to 1.00 as of the last day of each fiscal quarter and (ii) a ratio of current assets (including availability under the WRD Credit Facility) to current liabilities of not less than 1.00 to 1.00 as of the last day of each fiscal quarter.

The WRD Credit Agreement includes events of default relating to customary matters, including, among other things, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; defaults with respect to indebtedness in an aggregate principal amount of $25.0 million or more; bankruptcy; judgments involving liability of $15.0 million or more that are not paid; change of control; and ERISA events. Many events of default are subject to customary notice and cure periods.

The above description of the material terms and conditions of the WRD Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the WRD Credit Agreement and amendments thereto, copies of which were previously filed with the SEC by WildHorse.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, WildHorse notified the New York Stock Exchange (“NYSE”) that each outstanding share of WildHorse’s common stock was converted into the right to receive either the Share Consideration or the Mixed Consideration. Upon WildHorse’s request, NYSE filed a notification of removal from listing on Form 25 with the SEC with respect to the delisting of WildHorse’s common stock. WildHorse’s common stock ceased being traded prior to the opening of the market on February 1, 2019, and will no longer be listed on NYSE.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

A change of control of WildHorse occurred on February 1, 2019 upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into WildHorse, with WildHorse continuing to exist as a Delaware corporation.

As a result of the First Merger, WildHorse became a wholly owned subsidiary of Chesapeake, with Chesapeake owning all WildHorse Common Stock.

The information set forth in the Introductory Note, Item 2.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In accordance with the terms of the Merger Agreement, Jay C. Graham, Anthony Bahr, Brian A. Bernasek, Jonahan M. Clarkson, Scott A. Gieselman, David W. Hayes, Stephanie C. Hildebrandt, Grant E. Sims, Martin W. Sumner and Tony R. Weber, such members comprising all of the directors of WildHorse prior to the effective time of the First Merger, resigned as directors of WildHorse effective as of the effective time of the First Merger. None of these resignations were a result of any disagreement with WildHorse, its management or its board of directors.

Also effective as of the effective time of the First Merger, each of WildHorse’s officers ceased his or her respective service as an officer of WildHorse.

Effective as of the effective time of the Second Merger, the sole member of the Surviving Company appointed Robert D. Lawler as President and Chief Executive Officer (principal executive officer), Domenic J. Dell’Osso, Jr. Executive Vice President and Chief Financial Officer (principal financial officer), and William M. Buergler as Senior Vice President and Chief Accounting Officer (principal accounting officer) of the Surviving Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the consummation of the Second Merger, the certificate of formation and limited liability company agreement of BVL as in effect immediately prior to the effective time of the Second Merger, as set forth in Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, became the certificate of formation and limited liability company agreement of the Surviving Company.
The foregoing disclosures are qualified in their entirety by reference to Exhibits 3.1 and 3.2 of this Current Report on Form 8-K, which are incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
2.1*
Agreement and Plan of Merger among Chesapeake Energy Corporation, Coleburn Inc. and WildHorse Resource Development Corporation, dated as of October 29, 2018, as amended (incorporated by reference to Exhibit 2.1 to WildHorse Resource Development Corporation’s Current Report on Form 8-K filed on October 30, 2018) (SEC File No. 001-37964).

2.2
Amendment No. 1 to Agreement and Plan of Merger, dated as of December 12, 2018, by and among Chesapeake Energy Corporation, Coleburn Inc. and WildHorse Resource Development Corporation (incorporated by reference to Exhibit 2.2 to Annex A to WildHorse Resource Development Corporation’s Proxy Statement on Schedule 14A filed on December 26, 2018) (SEC File No. 001-37964).

3.1	Certificate of Formation of the Surviving Company
3.2	Limited Liability Company Agreement of the Surviving Company
4.1	Fourth Supplemental Indenture, dated as of February 1, 2019 among Brazos Valley Longhorn, L.L.C., the Guarantors (as defined in the Indenture referred to therein) and U.S. Bank National Association.
10.1
Sixth Amendment to Credit Agreement, dated as of February 1, 2019 among Brazos Valley Longhorn, L.L.C., each of the Guarantors party thereto, each of the Lenders party thereto and Wells Fargo Bank, National Association.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Brazos Valley Longhorn, L.L.C., as successor by merger to the registrant, has duly caused this report to be signed on its behalf by the un

BRAZOS VALLEY LONGHORN, L.L.C. (successor in interest to WildHorse Resource Development Corporation)

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date: February 1, 2019